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                                   Exhibit 3.3

                            ARTICLES OF AMENDMENT OF
                       INFORMATION ARCHITECTS CORPORATION


         The undersigned corporation hereby submits these Articles of Amendment in accordance with the provisions of Section 55-6-02 of the North Carolina Business Corporation Act (the "Act") for the purpose of amending its articles of incorporation:

         1. The name of the corporation is Information Architects Corporation

         2. The articles of incorporation are hereby amended to include the "Certificate of the Designations, Number, Voting Powers, Preferences And Rights of Series A Preferred Stock of Information Architects", attached hereto as Exhibit A.

         3. The foregoing amendment was duly adopted by the Board of Directors of the Corporation on the 26th day of May, 2000 without shareholder action, which was not required because the articles of incorporation authorize the Board of Directors to determine the preferences, limitations and relative rights of any class of Preferred Stock in accordance with Section 55-6-02 of the Act.


         This, the 7 day of June, 2000.


                                          INFORMATION ARCHITECTS CORPORATION

                                          By: /s/ ROBERT F. GRUDER
                                              ---------------------------------
                                              Robert F. Gruder
                                              Chief Executive Officer


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                 CERTIFICATE OF THE DESIGNATIONS, NUMBER, VOTING
           POWERS, PREFERENCES AND RIGHTS OF SERIES A PREFERRED STOCK
                                       OF
                       INFORMATION ARCHITECTS CORPORATION

                                -----------------

                       PURSUANT TO SECTION 55-6-02 OF THE
                     NORTH CAROLINA BUSINESS CORPORATION ACT

                                -----------------

         INFORMATION ARCHITECTS CORPORATION, a corporation organized and existing under the Business Corporation Act of the State of North Carolina (the "Corporation"),

         DOES HEREBY CERTIFY:

         That, pursuant to the authority expressly vested in the Board of Directors by Section 2 of the Articles of Incorporation of the Corporation, the Board of Directors duly adopted in accordance with the laws of the State of North Carolina, by resolutions dated as of May 26, 2000, a resolution providing for the designation and issuance of up to Two Hundred Sixty Seven Thousand (267,000) shares of Series A Preferred Stock, which resolution is as follows:

                  RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors by the provisions of Section 2 of the Articles of Incorporation of the Corporation, this Board of Directors hereby creates a series of the preferred stock, $.001 par value per share, of the Corporation (the "Preferred Stock") to consist of Two Hundred Sixty Seven Thousand (267,000) shares, and this Board of Directors hereby fixes the designation and the powers, preferences and rights, and the qualifications, limitations or restrictions thereon, of the shares of such series (in addition to the powers, preferences and rights, and the qualifications, limitations or restrictions thereon, set forth in the Articles of Incorporation, which are applicable to all series of Preferred Stock) as follows:

         1. Designation and Amount. Two Hundred Sixty Seven Thousand (267,000) shares of Preferred Stock are hereby constituted as a series of Preferred Stock designated as "Series A Preferred Stock" (hereinafter called the "Series A Stock") with the powers, preferences and rights hereinafter set forth.

         2. Dividends.

                  (a) In the event the Board of Directors shall declare a cash dividend payable upon the outstanding shares of Common Stock out of funds of the Corporation legally available therefor ("Legally Available Funds") pursuant to the NCBCA, the Board of Directors shall at the same time declare a dividend payable on each share of Series A Stock equal to the amount of the dividend payable on the number of shares of Common Stock into which each such share of Series A Stock could then be converted into pursuant to the provisions of
Section 6 below, such number to be determined one day prior to the record date for the determination of holders of Common Stock entitled to receive such dividends.

         3. Preference on Dissolution, Liquidation or Winding Up.



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                  (a) In the event of the occurrence of a Liquidation Event, the holders of Series A Stock shall be entitled to receive, in preference to the holders of Common Stock or any other class of stock or series thereof ranking junior to the Series A Stock with respect to the distribution of assets of the Corporation available for distribution to shareholders by reason of his, her or its ownership thereof, pursuant to the NCBCA ("Legally Available Assets"), an amount equal to the product of the number of shares of Series A Stock held multiplied by the Issuance Consideration, plus an amount equal to all dividends accrued and unpaid thereon (including interest accrued thereon, if applicable) to the date fixed for distribution (the "Liquidation Preference"). If Legally Available Assets for distribution upon the occurrence of a Liquidation Event are insufficient to satisfy in full the Liquidation Preference, then the Liquidation Preference shall be reduced to such amount as can be satisfied out of the Legally Available Assets, and such amounts shall be paid to the holders of the Series A Stock on a pari passu basis (based on the number of shares of Series A Stock held).

                  (b) Written notice of the occurrence of a Liquidation Event, stating a payment date and the place where the distributable amounts shall be payable shall be given by mail, postage prepaid, not less than 20 days prior to the payment date stated therein, to the holders of record of the Series A Stock at their respective addresses as the same shall appear on the books of the Corporation.

                  (c) No payment on account of such Liquidation Event shall be made to the holders of any class or series of capital stock ranking on a parity with the Series A Stock in respect of the distribution of assets, unless there shall likewise be paid at the same time to the holders of the Series A Stock like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they and the holders of such parity stock are respectively entitled with respect to such preferential distribution.

         4. Voting Rights. Except as otherwise provided in this Certificate of Designations or by law, each holder of Series A Stock shall be entitled to vote on all matters submitted for a vote of the holders of Common Stock a number of votes equal to five-sevenths (5/7) of the number of full shares of Common Stock into which such holder's shares of Series A Stock could then be converted pursuant to the provisions of Section 6 below, such number to be determined as of the record date for the determination of holders of Common Stock entitled to vote on any such matter, or, if no record date is fixed, then the record date for determination of holders of Series A Stock entitled to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which such meeting is held. Except as otherwise required in this Certificate of Designations or by the NCBCA, the holders of the Series A Stock shall vote as a single class with the holders of outstanding Common Stock and any other preferred shares entitled to vote on any such matter, and not as a separate class or series.

         5. Quorums. Except as otherwise required by law and so long as shares of the Series A Stock remain outstanding, a quorum at meetings of shareholders shall consist of the presence in person, by teleconference or by proxy of the holders of shares constituting a majority of the votes entitled to vote thereat, calculated in accordance with this Section for the purpose of transaction of business at all meetings of shareholders.

         6. Conversion Rights. Each share of Series A Stock may be converted into shares of Common Stock on the terms and conditions set forth in this
Section 6:

                  (a) Each share of Series A Stock shall be convertible at the option of the holder thereof, at any time sixty-five (65) days following the final closing of the Offering, in the manner hereinafter set forth, into a number of fully-paid and nonassessable shares of Common Stock (rounded to the nearest whole number) at the Conversion Rate in effect at the time of conversion. Upon conversion of any Series A Stock, all accrued and unpaid dividends on the Series A Stock so converted shall be paid in cash.

                  (b) In the event that on the 6-month anniversary of the final closing date of the Offering (the "Reset Date"), the average closing price for the Common Stock during the five (5) consecutive trading days immediately prior to the Reset Date (the "Reset Closing Price") is less than one-tenth (1/10) of the Issuance Consideration, then the Issuance Consideration shall be reduced to a reset price determined by multiplying the Reset Closing Price by ten (10) (the "Reset Price"). In such event, the Company shall promptly thereafter deliver to each holder of Series A Stock



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certificates representing additional shares of Series A Stock determined, in the case of each holder of Series A Stock, by subtracting: (i) the product of the number of shares of Series A Stock held multiplied by the Issuance
Consideration, with such product being divided by the Reset Price; from (ii) the number of shares of Series A Stock held except as provided in the next sentence. Any such certificates shall be dated as of the Reset Date. Notwithstanding anything in this subsection (b) to the contrary, in no event shall the Reset Price be less than $50.00 nor shall the Company be required to issue more than a total of 267,000 shares of Series A Stock. The provisions of this subsection (b) shall be appropriately adjusted in the event of an occurrence of an adjustment event otherwise provided for in this Section 6. For purposes of this subsection
(b), the closing price per share of Common Stock on any date shall be determined as follows: (i) if the principal trading market for the Common Stock is a national or regional securities exchange, the closing price on such exchange on such day; or (ii) if sales prices for shares of Common Stock are reported by the Nasdaq National Market System or Small Cap Market System (or a similar system then in use), the last reported sales price so reported on such day; or (iii) if neither (i) nor (ii) above are applicable, and if bid and low ask prices for shares of Common Stock are reported in the over-the-counter market by Nasdaq
(or, if not so reported, by the National Quotation Bureau), the average of the high bid and ask prices so reported on such day. Notwithstanding the foregoing, if there is no reported closing price, last reported sales price, or bid and ask prices, as the case may be, for the day in question, then the current market price shall be determined as of the latest date prior to such day for which such closing price, last reported sales price, or bid and ask prices, as the case may be, are available, unless such securities have not been traded on an exchange or in the over-the-counter market for 30 or more days immediately prior to the day in question, in which case the current market price shall be determined in good faith by, and reflected in a formal resolution of, the Board of Directors of the Company.

                  (c) If the Corporation shall at any time (i) subdivide (by means of a stock split or otherwise) its outstanding Common Stock into a larger number of shares or (ii) combine (by means of a reverse stock split or otherwise) its outstanding Common Stock into a smaller number of shares, the Conversion Rate for the Series A Stock in effect immediately prior thereto shall be adjusted so that each share of Series A Stock shall thereafter be convertible into the number of shares of Common Stock which the holder of one share of Series A Stock would have been entitled to receive after the happening of any of the events described above had such Series A Stock been converted into Common Stock immediately prior to the record date, if any, in the case of a subdivision or combination with respect to which the Corporation has fixed a record date for the determination of such subdivision or combination or, if no such record date has been fixed, the effective date of such subdivision or combination. An adjustment made pursuant to this subsection (b) shall be effected at the time such subdivision or combination is effected.

                  (d) If the Corporation shall at any time pay or fix a record date for the determination of holders of shares of Common Stock entitled to receive a dividend or other distribution in the form of shares of Common Stock, then in each such event, the Conversion Rate shall be increased as of the time of such payment or, in the event a record date is fixed, as of the close of business on such record date, by multiplying the Conversion Rate by a fraction
(i) the numerator of which shall be (1) the total number of shares of Common Stock outstanding immediately prior to the time of such payment or distribution or the close of business on such record date, as the case may be, plus (2) the aggregate number of shares of Common Stock issuable in payment of such dividend or making of such distribution and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to the time of such payment or distribution or the close of business on such record date, as the case may be.

                  (e) In case at any time or from time to time the Corporation shall pay any dividend or make any other distribution to the holders of Common Stock of (i) any securities or property of any nature whatsoever (other than cash or as provided in subsection (d) above), or (ii) any warrants or other rights to subscribe for or purchase capital stock of the Corporation, then the Conversion Rate shall be adjusted to that number determined by multiplying the Conversion Rate immediately prior to such adjustment by a fraction (1) the numerator of which shall be the fair value (as determined in good faith by the Board of Directors) per share of Common Stock on the record date (or if no record date, on the effective date of such payment or distribution) and (2) the denominator of which shall be such fair value per share of Common Stock minus the fair value (as determined in good faith by the Board of Directors) of any and all such securities or property to be distributed per share of Common Stock. A reclassification of the Common Stock into a combination of Common Stock and shares of any other class of securities shall be deemed both a distribution by the


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Corporation to the holders of its Common Stock of such other class of securities within the meaning of this subsection and, if the outstanding Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding Common Stock within the meaning of subsection (c) above.

                  (f) Whenever the Conversion Rate or terms of conversion are adjusted as herein provided, the Corporation shall prepare a notice setting forth such adjustment or readjustment and showing in detail the facts upon which each adjustment or readjustment is based, and such notice shall forthwith be mailed by first class mail to the holders of shares of Series A Stock so affected at their last known address shown on the stock books of the Corporation.

                  (g) The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock or out of Common Stock held in its treasury, solely for the purpose of effecting the conversion of the Series A Stock, the full number of shares of Common Stock deliverable upon the conversion of all Series A Stock from time to time outstanding. The Corporation shall from time to time in accordance with the NCBCA increase the authorized amount of its Common Stock if at any time the authorized number of share of Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the Series A Stock outstanding from time to time.

                  (h) No fractional shares of Common Stock are to be delivered upon conversion, but the Corporation shall pay a cash adjustment in respect of any fraction of a share which would otherwise be deliverable in an amount equal to the same fraction of the current market price per share of Common Stock on the date of conversion, such current market price to be determined in good faith by the Board of Directors.

                  (i) The Corporation will pay any issue and other taxes (other than income taxes) that may be payable in respect of any issue or delivery of Common Stock on conversion of Series A Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in a name other than that in which the shares of Series A Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  (j) Any shares of Series A Stock converted by the Corporation shall be retired and canceled and shall not be reissued, and the Corporation shall from time to time take such appropriate action as may be necessary to reduce the authorized Series A Stock accordingly.

         7. Notices of Record Date. In the event that the Corporation shall propose at any time:

                  (a) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                  (b) to offer for subscription pro rata to the holders of Common Stock any additional shares of stock of any class or series or other rights;

                  (c) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                  (d) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up;

then, in connection with any such event, the Corporation shall send to the then holders of record of Series A Stock (the "Record Holders"):



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         1)       in the case of the matters referred to in (a) and (b) above, at least ten (10) days prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (a) or (b) above; and

         2) in the case of the matters referred to in (c) and (d), at least ten (10) days prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event) or for determining rights to vote in respect of the matters referred to in (c) or (d) above.

         Each such written notice shall be delivered or given by first class mail, postage prepaid, addressed to the Record Holders at the address for each such holder as shown on the books and records of the Corporation.

         8. Definitions. As used herein:

         "Board of Directors" means the Board of Directors of the Corporation.

         "Certificate of Designations" means the Certificate of the Designations, Number, Voting Powers, Preferences and Rights of Series A Preferred Stock of the Corporation.

         "Common Stock" means (i) the class of stock designated as the common stock, par value $.001 per share of the Corporation as of May 1, 2000, or (ii) any other class of stock resulting from successive changes or reclassification of such stock consisting solely of changes in par value, or from par value to no par value or from no par value to par value.

         "Conversion Rate" means the number of shares of Common Stock into which a single share of Series A Stock is convertible at such time. The initial Conversion Rate shall be ten (10). Thereafter, the Conversion Rate shall be subject to adjustment as provided in Section 6 above.

         "Issuance Consideration" shall mean $70.00 as adjusted from time to time for splits or reverse splits of the Series A Stock.

         "Liquidation Event" shall mean any liquidation, dissolution or winding-up of the Corporation. The merger or consolidation of the Corporation into or with another corporation (other than a transaction which does not result in a Change of Control), the merger or consolidation of any other corporation into or with the Corporation (other than a transaction which does not result in a Change of Control), or the sale, conveyance, mortgage, pledge or lease of all or substantially all the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation. "Change of Control" shall mean such time as (i) the Corporation's Related Parties cease to be "beneficial owners" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of at least fifty percent (50%) of the voting capital stock of the Corporation or (ii) there is a sale, lease, conveyance or other disposition of all or substantially all of the assets of the Corporation; and "Related Party" shall mean any "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of voting capital stock of the Corporation on the date hereof.

         "Liquidation Preference" shall have the meaning ascribed thereto in Paragraph 3 above.

         "NCBCA" means the North Carolina Business Corporation Act.

         "Offering" means the private placement of Preferred Stock and related warrants undertaken by the Company commencing on June 1, 2000.

         "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.


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         "Preferred Stock" means the preferred stock, par value $.001 per share, of the Corporation.

         IN WITNESS WHEREOF, Information Architects Corporation has caused this Certificate of Designations to be signed by its Chief Executive Officer and Secretary this 7th day of June, 2000.

                                         INFORMATION ARCHITECTS CORPORATION



                                         By: /s/ ROBERT F. GRUDER
                                             ---------------------------------
                                                 Robert F. Gruder
                                                 Chief Executive Officer




ATTESTED:


By: /s/ J. Dain Dulaney, Jr.
----------------------------
Secretary




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